                                                            CLAYTON  UTZ

--------------------------------------------------------------------------------



















MACQUARIE SECURITISATION LIMITED
ABN 16 003 297 336
Manager

PERPETUAL TRUSTEES AUSTRALIA LIMITED
ABN 86 000 431 827
Issuer Trustee







SUB-FUND NOTICE
PUMA GLOBAL TRUST NO. 3








                                  CLAYTON UTZ
          Levels 23-35 No 1 O'Connell Street Sydney NSW 2000 Australia
            PO Box H3 Australia Square Sydney NSW 1215 DX 370 Sydney
                    Tel + 61 2 9353 4000 Fax + 61 2 9251 7832
                OUR REF - 801/706/21723315 CONTACT - NINIAN LEWIS


              SYDNEY O MELBOURNE O BRISBANE O PERTH O CANBERRA O DARWIN

 Liability is limited by the Solicitors Scheme under the Professional Standards
                                  Act 1994 NSW

TABLE OF CONTENTS


1...........DEFINITIONS AND INTERPRETATION........................................................................1

            1.1         Definitions...............................................................................1
            1.2         Interpretation...........................................................................11
            1.3         Trust Deed definitions...................................................................11
            1.4         Incorporated definitions and other Transaction Documents and provisions..................11
            1.5         Issuer Trustee capacity..................................................................11

2...........UNITS................................................................................................11

            2.1         Classes and number of Units..............................................................11
            2.2         Initial Unitholder.......................................................................12
            2.3         Beneficial Interest represented by the Income Unit.......................................12
            2.4         Beneficial Interest represented by the Capital Unit......................................12
            2.5         Right of Income Unitholder to payments...................................................12
            2.6         Rights of Capital Unitholder to payments.................................................12
            2.7         Capital and Income Unit subject to this Sub-Fund Notice..................................12
            2.8         Restrictions on transfer.................................................................12

3...........ISSUE OF NOTES.......................................................................................12

            3.1         Classes of Notes.........................................................................12
            3.2         Issue of Class A Notes and initial A$ Class B Notes......................................13
            3.3         Issue of additional A$ Class B Notes.....................................................13
            3.4         Issue of A$ Redraw Notes.................................................................13
            3.5         Pre-conditions to issue of Class A Notes and A$ Class B Notes............................13
            3.6         Voting at meetings under the Trust Deed..................................................14

4...........PRINCIPAL AND INTEREST ON THE NOTES..................................................................15

            4.1         Original Principal Balance of the Notes..................................................15
            4.2         Payment of interest on the Notes.........................................................15
            4.3         Redemption of the Notes..................................................................15
            4.4         Interest on overdue interest on the Notes................................................16
            4.5         Rounding of payments on the Notes........................................................16
            4.6         Manager undertakings.....................................................................16

5...........CASHFLOWS............................................................................................17

            5.1         Order of payments on each Payment Date...................................................17
            5.2         Order of application of amounts representing Collections.................................19
            5.3         Subordination of Manager's Fees..........................................................20
            5.4         Principal Cash Balance...................................................................22
            5.5         A$ principal payments on Class A Notes and A$ Class B Notes..............................23
            5.6         US$ payments.............................................................................24
            5.7         Prepayment Amounts.......................................................................24
            5.8         Pre-Funding Pool distribution............................................................24
            5.9         Subordinated Redraw Facility Interest....................................................24

6...........NET ACCOUNTING INCOME AND NET TAX INCOME.............................................................25

            6.1         Allocation of Net Accounting Income/Net Tax Income.......................................25
            6.2         Payment to Income Unitholders............................................................25
            6.3         Excess distributions.....................................................................25

7...........ACQUISITION AND DISPOSAL OF APPROVED MORTGAGES.......................................................25

            7.1         Establishment of the Pre-Funding Pool....................................................25
            7.2         Acquisition of Approved Mortgages during Pre-Funding and Substitution
                        Periods..................................................................................26

                                                                               i

            7.3         Maturity Date for Approved Mortgages and Further Advances................................26
            7.4         Sale of Approved Mortgages...............................................................27
            7.5         No obligation............................................................................27

8...........REDRAWS AND FURTHER ADVANCES.........................................................................27

            8.1         Redraws and non-Subordinate Funded Further Advances......................................27
            8.2         Subordinate Funded Further Advances......................................................28
            8.3         No obligation............................................................................28

9...........TRANSFER POWER OVER APPROVED MORTGAGES...............................................................28

            9.1         Nature of Transfer Power.................................................................28
            9.2         Transfer Power...........................................................................28
            9.3         Benefit of Transfer Power for more than one Fund.........................................29
            9.4         Time of transfer.........................................................................29
            9.5         Transfer and payment.....................................................................29

10..........MISCELLANEOUS........................................................................................29

            10.1        Amendments to this Sub-Fund Notice.......................................................29
            10.2        Amendments to Transaction Documents......................................................29
            10.3        Collections held by Manager..............................................................29
            10.4        Currency conversion of Class A Notes - Authorised Investments............................30
            10.5        Notices to Investors.....................................................................30
            10.6        Record Date..............................................................................30
            10.7        Ratings by Fitch.........................................................................30

                                                                              ii

SUB-FUND NOTICE DATED [   ] 2003

FROM MACQUARIE SECURITISATION LIMITED ABN 16 003 297 336 of Level 23, 20 Bond Street Sydney ("MANAGER")

TO PERPETUAL TRUSTEES AUSTRALIA LIMITED ABN 86 000 431 827 of Level 7, 9 Castlereagh Street, Sydney ("ISSUER TRUSTEE")

RECITALS

A. This Sub-Fund Notice is issued by the Manager to the Issuer Trustee pursuant to clause 6A.1 of the Trust Deed.

B. This Sub-Fund Notice is issued in respect of the Sub-Fund to be known as "PUMA Global Trust No. 3".

C. If accepted by the Issuer Trustee, this Sub-Fund Notice is to be entered into the Register by the Issuer Trustee in accordance with clause 15.1(a) of the Trust Deed.

--------------------------------------------------------------------------------
1.        DEFINITIONS AND INTERPRETATION

1.1       DEFINITIONS

          In this Sub-Fund Notice, unless the context otherwise requires:

          "A$ CLASS A INTEREST AMOUNT" in relation to a Quarterly Payment Date and the Quarterly Period ending on that Quarterly Payment Date means an amount calculated as follows:


                                                   N
                          ACAIA= ACAPB X ACAIR X -----
                                                  365


            where:

            ACAIA =         the A$ Class A Interest Amount for the Quarterly
                            Period;

            ACAPB = the A$ Equivalent of the aggregate Principal Balances of the Class A Notes at the close of business on the first day of the Quarterly Period (after taking into account any reduction in the Principal Balances of the Class A Notes on that day);

            ACAIR =         the A$ Class A Interest Rate for the Quarterly
                            Period; and

            N     =         the number of days in the Quarterly Period.

            "A$ CLASS A INTEREST RATE" in relation to a Quarterly Period means the aggregate of:

            (a) the three month Bank Bill Rate determined by the Manager on the first day of that Quarterly Period provided that if the first Quarterly Period is less than or greater than 3 months the relevant rate for that Quarterly Period will be determined by the Manager by straight-line interpolation by reference to two available rates one of which is the Bank Bill Rate on that date for the period next shorter than the length of that Quarterly Period and the other of which is the Bank Bill Rate on that date for the period next longer than the length of that Quarterly Period; and

            (b) the applicable "Spread" for that Quarterly Period specified in paragraph [5.2] of the confirmation for the Currency Swap (as if reference to a "Floating Rate Payer Payment Date" were reference to the Quarterly Payment Date at the end of that Quarterly Period).

            "A$ CLASS A PRINCIPAL AMOUNT" means, in relation to a Quarterly Payment Date, the amount of the Distributable Principal (if any) to be applied towards the A$ Class A Principal Amount on that Quarterly Payment Date pursuant to clause 5.5(a)(i) or clause 5.5(b)(i) (as applicable).

            "A$ CLASS B NOTE" means a Registered Note issued by the Issuer Trustee as trustee of the PUMA Trust pursuant to clause 7.5 of the Trust Deed and forming part of the class of Notes described in clause 3.1(b) as A$ Class B Notes.

            "A$ CLASS B NOTEHOLDER" means a Noteholder in respect of an A$ Class B Note.

            "A$ EQUIVALENT" in relation to an amount which is calculated, determined or expressed in US$, or which includes a component determined or expressed in US$, means that US$ amount or US$ component (as the case may be) multiplied by the A$ Exchange Rate.

            "A$ EXCHANGE RATE" means the "A$ Exchange Rate" specified in paragraph [7] of the confirmation for the Currency Swap.

            "A$ NOTES" means the A$ Redraw Notes and the A$ Class B Notes.

            "A$ NOTES INTEREST RATE" means:

            (a) in relation to an A$ Redraw Note and a Monthly Period in relation to that A$ Redraw Note, the sum of:

                     (i) the one month Bank Bill Rate determined by the Manager on the first day of that Monthly Period; and

                     (ii)   the Margin for that A$ Redraw Note; and

            (b) in relation to an A$ Class B Note and a Quarterly Period in relation to that A$ Class B Note, the sum of:

                     (i) the three month Bank Bill Rate determined by the Manager on the first day of that Quarterly Period provided that if the first Quarterly Period in relation to an A$ Class B Note is less than or greater than 3 months the relevant rate for that Quarterly Period will be determined by the Manager by straight-line interpolation by reference to two available rates one of which is the Bank Bill Rate on that date for the period next shorter than the length of that Quarterly Period and the other of which is the Bank Bill Rate on that date for the period next longer than the length of that Quarterly Period; and

                     (ii)   the Margin for that A$ Class B Note.

            "A$ REDRAW NOTE" means a Registered Note issued by the Issuer Trustee as trustee of the PUMA Trust pursuant to clause 7.5 of the Trust Deed and forming part of a class of Notes described in clause 3.1(c) as A$ Redraw Notes.

            "A$ REDRAW NOTEHOLDER" means a Noteholder in respect of an A$ Redraw Note.

            "AGENCY AGREEMENT" means the Agency Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, The Bank of New York, New York Branch (as the initial Note Trustee, Principal Paying Agent, Agent Bank and Note Registrar) and The Bank of New York, London Branch (as an initial Paying Agent).

            "AGENT BANK" has the same meaning as in the Agency Agreement.

            "BANK BILL RATE" means, in relation to a date and a specified term, the rate expressed as a percentage per annum appearing on the Reuters Screen Page "BBSW" at approximately 10.10am Sydney time on that date for a bill of exchange having a tenor equal to that specified term, as being the average of the mean buying and selling rates appearing on that page for such a bill of exchange rounded to four decimal places. If fewer than four Banks quote on the Reuters Screen page "BBSW", the rate for that date and specified term will be calculated as above by taking the rates otherwise quoted by 4 Banks on application by the Manager for such a bill of the same tenor, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates rounded to four decimal places. If a rate cannot be determined in accordance with the foregoing procedures, then the Bank Bill Rate means such rate as is specified in good faith by the Manager at or around that time on that date, having regard, to the extent possible, to comparable indices then available as to the rates otherwise bid and offered for such bills of that tenor around that time.

            "BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London, other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

            "CAPITAL UNIT" means the Capital Unit in the PUMA Trust referred to in clause 2.1.

            "CAPITAL UNITHOLDER" means the Unitholder of the Capital Unit.

            "CLASS A NOTE" has the same meaning as in the Note Trust Deed.

            "CLASS A NOTEHOLDER" has the same meaning as in the Note Trust Deed.

            "CLOSING DATE" means [   ] 2003 or such other date as is agreed
             between the Manager and the Issuer Trustee.

            "COLLECTIONS" at any time means all receipts of the Issuer Trustee then held by it as trustee of the PUMA Trust of any nature whatever, including, but not limited to, receipts:

            (a) of principal, interest and other amounts in relation to Approved Mortgages (including, without limitation, receipts in relation to a disposal of an Approved Mortgage pursuant to clauses 7.4 or 9);

            (b) of payments under Security Enhancements in respect of Approved Mortgages;

            (c) from Originators under Mortgage Origination Deeds (as defined in the Management Deed);

            (d) of other payments under the Support Facilities or the Redraw Facility Agreement;

            (e)      of income from other Authorised Investments;

            (f)      of proceeds of issue of Notes and Units;

            (g) remaining in the Pre-Funding Pool at the end of the Pre-Funding Period where the amount remaining in the Pre-Funding Pool is less than A$1 million;

            (h)      held as Principal Cash Balance or Income Reserve; and

            (i)      held following a Payment Date as Collections under clause
                     5.1;

            but does not include:

            (j) amounts applied, or to be applied on a subsequent date, towards the acquisition of additional Approved Mortgages or the funding of Further Advances or Redraws;

            (k) any amount that is held in the Pre-Funding Pool during the Pre-Funding Period and the entire amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period, if such amount is equal to or exceeds A$1 million;

            (l) in relation to a Payment Date, amounts referred to in paragraphs (a), (b) and (c) above received by the Issuer Trustee (or by the Manager or a Related Body Corporate of the Manager pursuant to clause 10.3) after 5pm, Sydney time, on the seventh Business Day prior to that Payment Date;

            (m) any instalment under an Approved Mortgage paid by a borrower in advance but not yet due for payment where the Manager has directed the Issuer Trustee to retain that instalment until its scheduled payment date;

            (n) any Prepayment Amount or interest or other income earned on a Prepayment Amount (unless otherwise provided in the relevant Transaction Document); nor

            (o) any US$ amount received by the Issuer Trustee from the Currency Swap Provider under the Currency Swap where such amount has been or is to be paid directly by the relevant Currency Swap Provider to the Principal Paying Agent for the Class A Notes (except any Settlement Amount, as defined in the ISDA Master Agreement, received by the Issuer Trustee to the extent that it is not applied in accordance with [Part 5(16)(c)] of the ISDA Master Agreement).

            "CURRENCY SWAP" means the swap transaction in relation to the Class A Notes entered into or to be entered into between the Issuer Trustee, the Manager and the initial Currency Swap Provider on or prior to the Closing Date pursuant to the ISDA Master Agreement and includes any substitute currency swap transaction which replaces an existing Currency Swap.

            "CURRENCY SWAP PROVIDER" means initially Deutsche Bank AG, Frankfurt Head Office and includes any other person who subsequently enters into a Currency Swap with the Manager and the Issuer Trustee.

            "DISTRIBUTABLE PRINCIPAL" in relation to a Quarterly Payment Date means the sum of:

            (a) the amount available on that Quarterly Payment Date to be applied pursuant to clause 5.1(n); and

            (b) in relation to the first Quarterly Payment Date only, the amount (if any) of the Pre-Funding Pool to be applied as Distributable Principal pursuant to clause 5.8(c).

            "FEES AND EXPENSES" has the meaning ascribed to that term in relation to the PUMA Trust in the Trust Deed provided that "Fees and Expenses" do not include any of the liabilities of the Issuer Trustee referred to in clauses 5.1(b) to 5.1(q) (inclusive), clauses 5.5, 5.6, or 5.8 or in relation to a Prepayment Amount.

            "FINAL MATURITY DATE" means the Quarterly Payment Date occurring in August 2034.

            "FURTHER ADVANCE" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a further advance, or that part of a further advance (whether made before or after the acquisition of the Approved Mortgage by the PUMA Trust), by the Issuer Trustee under the terms of the Approved Mortgage which causes the Scheduled Balance of that Approved Mortgage (determined prior to any variation to the terms of the Approved Mortgage which increases the Scheduled Balance) to be exceeded.

            "INCOME RESERVE" has the meaning given in clause 5.3(b).

            "INCOME UNIT" means the Income Unit in the PUMA Trust referred to in clause 2.1.

            "INCOME UNIT AMOUNT" means each amount available for payment to or application on behalf of the Income Unitholder pursuant to clause 5.1(h).

            "INCOME UNITHOLDER" means the Unitholder of the Income Unit.

            "ISDA MASTER AGREEMENT" means the ISDA Master Agreement and the schedule thereto dated [ ] entered into between the Issuer Trustee, the Manager and Deutsche Bank AG, ABN 13 064 165 162 and includes any substitute agreement which replaces an existing ISDA Master Agreement.

            "ISSUER TRUSTEE" means initially Perpetual Trustees Australia Limited, ABN 86 000 431 827 or, if Perpetual Trustees Australia Limited retires or is removed as trustee of the PUMA Trust under the Trust Deed, the then substitute Issuer Trustee.

            "MANAGER'S FEES" means the fees payable to the Manager under the Management Deed (and in accordance with the Trust Deed) in relation to the PUMA Trust.

            "MARGIN" means, in relation to an A$ Note, the margin expressed as a percentage per annum specified by the Manager, or determined in a manner specified by the Manager, in writing to the Issuer Trustee on or prior to the Issue Date of that A$ Note and which (without limitation) may be different for different periods for which that A$
            Note is outstanding.

            "MONTHLY PAYMENT DATE" means 8 March 2003, the 8th day of each following calendar month until the Final Maturity Date and the Final Maturity Date provided that where any of these dates is not a Business Day the Monthly Payment Date will be the next following Business Day.

            "MONTHLY PERIOD" means:

            (a) the period from and including the Closing Date to but excluding the first Monthly Payment Date; and

            (b) each period thereafter from and including a Monthly Payment Date to but excluding the next Monthly Payment Date,

            provided that in relation to an A$ Redraw Note the first Monthly Period will commence on, and include, the Issue Date of that A$ Redraw Note and will end on, but exclude, the next Monthly Payment Date.

            "NET INCOME AMOUNT" means, in relation to a Quarterly Payment Date, the aggregate of the Distributable Minimum Amount (as that expression is defined in the Management Deed) and the residual amount, if any, of Interim Calculable Net Income (as that expression is defined in the Management Deed) after application thereof to the Manager's Fees in accordance with clause 6.3(c)(ii) of the Management Deed for the immediately preceding Quarterly Period.

            "NET LOSS" means, in relation to a Quarterly Period, the absolute value of any negative Net Income (as defined in the Management Deed) in relation to that Quarterly Period.

            "NOTE" means a Class A Note or an A$ Note.

            "NOTE CONDITIONS" has the same meaning as in the Note Trust Deed.

            "NOTE REGISTRAR" has the same meaning as in the Agency Agreement.

            "NOTE TRUST DEED" means the Note Trust Deed to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager and The Bank of New York, New York Branch (as the initial Note Trustee).

            "NOTE TRUSTEE" has the same meaning as in the Note Trust Deed.

            "ORIGINAL PRINCIPAL BALANCE" means:

            (a) in relation to a Class A Note, the amount stated on its face; and

            (b)      in relation to an A$ Note, A$100,000.

            "PAYING AGENT" has the same meaning as in the Agency Agreement.

            "PAYMENT DATE" means each Monthly Payment Date and each Quarterly Payment Date other than any Monthly Payment Date which is not a Quarterly Payment Date and upon which no amounts are payable by the Issuer Trustee in respect of any A$ Redraw Note or the Redraw Facility Agreement.

            "PRE-FUNDING PERIOD" means the period commencing on the Closing Date and ending at 5pm (Sydney time) on the seventh Business Day prior to the first occurring Quarterly Payment Date.

            "PRE-FUNDING POOL" means the amount of the proceeds of the issue on the Closing Date of both the Class A Notes, after exchange to A$ under the Currency Swap, and the A$ Class B Notes issued on that date, to be held by the Issuer Trustee pursuant to clause 7.1, as determined by the Manager and notified in writing to the Issuer Trustee on or before the Closing Date, less the aggregate amount that has been applied from those proceeds of issue (as so determined) towards the acquisition of Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto, pursuant to clause 7.2. The Pre-Funding Pool will be reduced to zero following its application on the first Quarterly Payment Date pursuant to clause 5.8.

            "PREPAYMENT AMOUNT" means any amount paid, or assets lodged by, the Manager or any other party to a Transaction Document to or with the Issuer Trustee as trustee of the PUMA Trust as:

            (a) a prepayment of any obligation by that person to the Issuer Trustee as trustee of the PUMA Trust under a Transaction Document to the extent that such amount has not (except as a prepayment) become payable to the Issuer Trustee in accordance with that Transaction Document; or

            (b) collateral for any obligation by that person to the Issuer Trustee as trustee of the PUMA Trust under a Transaction Document to the extent that such amount has not been utilised by the Issuer Trustee in accordance with that Transaction Document, and includes any amount or any assets specified in a Transaction Document to be a Prepayment Amount for the purposes of this Sub-Fund Notice and the Security Trust Deed.

            "PRINCIPAL BALANCE" means, at any time in relation to a Note, the Original Principal Balance of that Note less the aggregate of all amounts previously paid in relation to that Note on account of principal pursuant to, in the case of a Class A Note, condition 7 of the Note Conditions, and in the case of an A$ Note, clauses 5.1, 5.5 or 5.8.

            "PRINCIPAL CASH BALANCE" has the meaning given in clause 5.4(d).

            "PRINCIPAL COLLECTIONS" means, in relation to any day, the amount determined by the following calculation:

            PC  =  A  -  B  +  C  +  D  +  E  -  F  +  G

            where:

            PC     =    the Principal Collections;

            A      =    the aggregate amount outstanding, plus all accrued but
                        unpaid interest, at the end of the seventh Business Day prior to the immediately preceding Payment Date, or at the opening of business on the Closing Date in respect of a day during the period on or prior to the first
                        Payment Date, in respect of Approved Mortgages which were then assets of the PUMA Trust;

            B      =    the aggregate amount outstanding, plus all accrued but
                        unpaid interest, at the beginning of that day in respect of Approved Mortgages which are then assets of the PUMA
                        Trust;

            C      =    if that day is on or prior to the first Quarterly
                        Payment Date, the aggregate amount of the Pre-Funding
                        Pool which has been applied towards the acquisition of Approved Mortgages since the seventh Business Day prior to the immediately preceding Payment Date or since the opening of business on the Closing Date in respect of a day during the period on or prior to the first Payment
                        Date, or, if that day is not on or prior to the first
                        Quarterly Payment Date, zero;

            D      =    the aggregate amount of Redraw Facility Advances and the
                        proceeds of the issue of any A$ Redraw Notes or A$ Class
                        B Notes after the Closing Date which have been applied towards the acquisition of Approved Mortgages or the making of Redraws or Subordinate Funded Further Advances since the seventh Business Day prior to the immediately preceding Payment Date or since the opening of business on the Closing Date in respect of a day during the period on or prior to the first Payment Date;

            E      =    the aggregate of the amounts referred to in paragraph
                        (j) of the definition of "Collections" in this clause
                        1.1 in respect of the immediately preceding Payment Date which were to be applied towards the acquisition of Approved Mortgages or the funding of Further Advances or Redraws but which have not yet been so applied and the amount invested or retained as Principal Collections on the immediately preceding Payment Date pursuant to clause 5.1(o);

            F      =    if the Principal Collections are being determined in
                        relation to a Payment Date, the amounts referred to in paragraph (j) of the definition of "Collections" in this clause 1.1 in respect of that Payment Date which are to be applied towards the acquisition of Approved Mortgages or the funding of Further Advances or Redraws or, if the Principal Collections are not being determined in relation to a Payment Date, zero; and

            G      =    if the Principal Collections are being determined in
                        relation to the first Quarterly Payment Date and the balance held in the Pre-Funding Pool at the end of the Pre-Funding Period is less than A$ 1 million, the amount of the Pre-Funding Pool (if any) applied towards
                        Collections in accordance with clause 5.8, or if the Principal Collections are not being determined in relation to the first Quarterly Payment Date, zero,

            provided that if the result of the above calculation is less than zero, the Principal Collections at that time will be zero. The "PRINCIPAL COLLECTIONS" in relation to a Payment Date is the amount determined in accordance with the foregoing definition as at the end of the seventh Business Day prior to that Payment Date. The Principal Collections in relation to any Payment

            Date is a notional amount of the Collections on that Payment Date.

            "PRINCIPAL PAYING AGENT" has the same meaning as in the Agency Agreement.

            "PRINCIPAL SHORTFALL" has the meaning given in clause 5.3(a).

            "PUMA TRUST" means the Sub-Fund to be known as PUMA Global Trust No. 3 to be constituted by the acceptance of this Sub-Fund Notice pursuant to clause 6A.2(a) of the Trust Deed and the settlement on the Issuer Trustee of the sum of one hundred dollars pursuant to clause 6A.2(b) of the Trust Deed.

            "QUARTERLY PAYMENT DATE" means 8 May 2003, each following 8 August, 8 November, 8 February, and 8 May of each year until the Final Maturity Date (and includes the Final Maturity Date) provided that where any of these dates is not a Business Day the Quarterly Payment Date will be the next following Business Day.

            "QUARTERLY PERIOD" means:

            (a) the period from and including the Closing Date to but excluding the first Quarterly Payment Date; and

            (b) each period thereafter from and including a Quarterly Payment Date to but excluding the next Quarterly Payment Date,

            provided that in relation to an A$ Class B Note the first Quarterly Period will commence on, and include, the Issue Date of that A$ Class B Note and will end on, but exclude, the next Quarterly Payment Date.

            "REDRAW" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a further advance, or that part of a further advance, by the Issuer Trustee under the terms of the Approved Mortgage which does not cause the Scheduled Balance (determined prior to any variation to the terms of the Approved Mortgage which increases the Scheduled Balance) of that Approved Mortgage to be exceeded.

            "REDRAW FACILITY ADVANCE" means "Advance" as that term is defined in the Redraw Facility Agreement.

            "REDRAW FACILITY AGREEMENT" means the Redraw Facility Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager and the initial Redraw Facility Provider and includes any substitute agreement which replaces an existing Redraw Facility Agreement.

            "REDRAW FACILITY INTEREST" in relation to a Payment Date or a date upon which a distribution is made to the Redraw Facility Provider pursuant to clause 13.1(g)(ii) of the Security Trust Deed, means the fees and interest due on that Payment Date or date, as the case may be, and any fees and interest unpaid from prior Payment Dates, and interest on them, outstanding pursuant to the terms of the Redraw Facility Agreement.

            "REDRAW FACILITY LIMIT" at any time has the same meaning as the term "Facility Limit" in the Redraw Facility Agreement at that time.

            "REDRAW FACILITY PRINCIPAL" has the same meaning as in the Redraw Facility Agreement.

            "REDRAW FACILITY PROVIDER" means initially Macquarie Bank Limited, ABN 46 008 583 542, and includes any other person who subsequently enters into a Redraw Facility Agreement with the Manager and the Issuer Trustee.

            "REQUIRED INCOME RESERVE" means, in relation to a Payment Date, the amount determined pursuant to clause 5.3(b).

            "REQUIRED PRINCIPAL CASH BALANCE" means, in relation to a Payment Date, the amount determined pursuant to clause 5.4(b).

            "SCHEDULED BALANCE" in relation to an Approved Mortgage means the amount that would be owing on the Approved Mortgage at the date of determination if the borrower had drawn down the Approved Mortgage in full and had made, prior to that date, the minimum payments required under the terms of the Approved Mortgage.

            "SECURITY TRUST DEED" means the Security Trust Deed to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, Perpetual Trustee Company Limited, ABN 42 000 001 007 and the Note Trustee.

            "SENIOR FEE AMOUNT" means, in relation to a Payment Date, the amount determined by the following calculation:

                                                          n
            SFA      =     TPB     x     0.25%     x    -----
                                                         365

            where:

            SFA      =     the Senior Fee Amount;

            TPB      =     the Total Principal Balance on that Payment Date
                           (before any repayments of principal of the Notes on that date); and

            n        =     the number of days in the period from (and
                           including) the immediately preceding Quarterly
                           Payment Date to (but excluding) that Payment Date.

            "SENIOR REDRAW FACILITY INTEREST AMOUNT" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause 13.1(g)(ii) of the Security Trust Deed means an amount determined by the following calculation:

            SRFIA    =     SRP     x    RFI
                           ---
                            RP

            where:

            SRFIA    =     the Senior Redraw Facility Interest Amount;

            SRP      =     the Senior Redraw Facility Principal on that Payment
                           Date or date;

            RP       =     the Redraw Facility Principal on that Payment Date or
                           date; and

            RFI      =     the Redraw Facility Interest on that Payment Date or
                           date.

            "SENIOR REDRAW FACILITY PRINCIPAL" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause 13.1(g)(ii) of the Security Trust Deed means the amount, if any, by which the Redraw Facility Principal in relation to that Payment Date or date exceeds the aggregate Subordinate Funded Further Advance Amounts in respect of the Approved Mortgages, which are, or were, assets of the PUMA Trust, in relation to that Payment Date or date.

            "SUBORDINATE FUNDED FURTHER ADVANCE" means, in relation to an Approved Mortgage which is an asset of the PUMA Trust, a Further Advance made (whether before or after the acquisition of the Approved Mortgage by the PUMA Trust) or to be made, as the context requires, by the Issuer Trustee at any time to the extent to which it is made without the benefit of insurance under a Mortgage Insurance Policy.

            "SUBORDINATE FUNDED FURTHER ADVANCE AMOUNT" in relation to a Payment Date or a date upon which a distribution is made pursuant to clause 13.1(g)(ii) of the Security Trust Deed and an Approved Mortgage, means the amount, if any, by which at the end of the seventh Business Day preceding that Payment Date, or the earlier of the date of that distribution or date of sale of the relevant Approved Mortgage, as the case may be, the principal balance outstanding of that Approved Mortgage exceeds the Scheduled Balance of that Approved Mortgage as a result of Subordinate Funded Further Advances made before the acquisition of the Approved Mortgage by the PUMA Trust or by the Issuer Trustee pursuant to clause 8 on the basis that repayments of principal on that Approved Mortgage by a Mortgagor are applied first towards any scheduled principal payments on that Approved Mortgage and then towards such Subordinate Funded Further Advances (but not as a result of capitalised interest in respect of such Subordinate Funded Further Advances). Notwithstanding the foregoing, if an Approved Mortgage which is an asset of the PUMA Trust is written off by the Manager as unrecoverable in a Quarterly Period then:

            (a) subject to the following, the Subordinate Funded Further Advance Amount in relation to that Approved Mortgage will be the Subordinate Funded Further Advance Amount, as determined in accordance with the above paragraph, immediately before the Approved Mortgage was written off as unrecoverable;

            (b) if there is no Net Loss in relation to that Quarterly Period, the Subordinate Funded Further Advance Amount in relation to that Approved Mortgage will be reduced to zero on the Quarterly Payment Date at the end of that Quarterly Period; and

            (c) if there is a Net Loss in relation to that Quarterly Period, the Subordinate Funded Further Advance Amount in relation to that Approved Mortgage on and from the Quarterly Payment Date at the end of that Quarterly Period will, subject to the following, be the lesser of the amount referred to in paragraph (a) above and that Net Loss. The Subordinate Funded Further Advance Amount in relation to that Approved Mortgage will be reduced to zero at the end of the next Payment Date on or after that Quarterly Payment Date upon which the Principal Shortfall is reduced to zero.

            "SUBORDINATION LEVEL" means at any time:

            (a)       the aggregate Principal Balance of all A$ Class B Notes;

            divided by,

            (b) the sum of the A$ Equivalent of the aggregate Principal Balance of all Class A Notes, the aggregate Principal Balance of all A$ Class B Notes and the Redraw Facility Limit,

            (expressed as a percentage).

            "SUBSTITUTION PERIOD" means the period from the Closing Date up to and including the seventh Business Day prior to the second Quarterly Payment Date.

            "SUPPORT FACILITY PROVIDER" means each party to a Support Facility other than the Issuer Trustee and the Manager.

            "TOTAL PRINCIPAL BALANCE" means, at any time, the A$ Equivalent of the aggregate of the Principal Balance at that time of all Notes.

            "TRIGGER LEVEL" means 35%.

            "TRUST DEED" means the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended and supplemented from time to time) between the person referred to therein as the Founder and the Issuer Trustee under which the Trusts collectively known as the PUMA Fund are constituted.

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement to be entered into on or prior to the Closing Date between the Issuer Trustee, the Manager, Macquarie Bank Limited, ABN 46 008 583 542, Deutsche Bank Securities Inc. and [ ].

            "UNPAID A$ CLASS A INTEREST AMOUNT" has the same meaning as in the Currency Swap.

            "US DOLLARS" or "US$" means the lawful currency for the time being of the United States of America.

1.2         INTERPRETATION

            The provisions of clause 1.2 of the Trust Deed are incorporated into this Sub-Fund Notice as if set out in full in this Sub-Fund Notice and as if references to "this Deed" were to "this Sub-Fund Notice" and references to a "Banking Day" were to a "Business Day".

1.3         TRUST DEED DEFINITIONS

            Subject to clause 1.4, unless otherwise defined in this Sub-Fund Notice, each term or expression defined in the Trust Deed has the same meaning where used in this Sub-Fund Notice. Where there is any inconsistency in a definition between this Sub-Fund Notice and the Trust Deed, this Sub-Fund Notice prevails in respect of the PUMA Trust. Subject to clause 1.4, terms or expressions defined in the Trust Deed in relation to a Fund are, when used in this Sub-Fund Notice, and unless the context otherwise requires, used in relation to the PUMA Trust.

1.4         INCORPORATED DEFINITIONS AND OTHER TRANSACTION DOCUMENTS AND
            PROVISIONS

            Where in this Sub-Fund Notice a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Sub-Fund Notice unless and until the amendment is consented to by the Manager and the Issuer Trustee.

1.5         ISSUER TRUSTEE CAPACITY

            In this Sub-Fund Notice, except where provided to the contrary:

            (a) (REFERENCES TO ISSUER TRUSTEE): a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the PUMA Trust only, and in no other capacity; and

            (b) (REFERENCES TO ASSETS OF THE ISSUER TRUSTEE): a reference to the undertaking, assets, business or money of the Issuer Trustee is a reference to the undertaking, assets, business or money of the Issuer Trustee in the capacity referred to in paragraph (a).
--------------------------------------------------------------------------------
2.          UNITS

2.1         CLASSES AND NUMBER OF UNITS

            The beneficial interest in the PUMA Trust is divided into 2 Units: 1 Capital Unit and 1 Income
                                                                              11

            Unit. The Income Unit and the Capital Unit enjoy the same rights, entitlements, benefits and restrictions, except as expressly provided in this Sub-Fund Notice.

2.2         INITIAL UNITHOLDER

            Macquarie Securitisation Limited is to be the initial Unitholder of the Capital Unit and the Income Unit. The Issuer Trustee must, as soon as practicable following the creation of the PUMA Trust, record Macquarie Securitisation Limited in the Register as the holder of the Income Unit and Capital Unit in accordance with clause 15 of the Trust Deed.

2.3         BENEFICIAL INTEREST REPRESENTED BY THE INCOME UNIT

            The beneficial interest in the PUMA Trust represented by the Income Unit is limited to the amount (if any) standing from time to time to the credit of the Account representing any then due but unpaid Income Unit Amount.

2.4         BENEFICIAL INTEREST REPRESENTED BY THE CAPITAL UNIT

            The beneficial interest in the PUMA Trust represented by the Capital Unit is in the assets of the PUMA Trust as a whole (other than the beneficial interest in the assets represented by the Income Unit) but not in any particular asset of the PUMA Trust.

2.5         RIGHT OF INCOME UNITHOLDER TO PAYMENTS

            The Income Unitholder has only the right to receive payments of the Income Unit Amount in accordance with this Sub-Fund Notice and only to the extent that funds are available for this purpose in accordance with this Sub-Fund Notice.

2.6         RIGHTS OF CAPITAL UNITHOLDER TO PAYMENTS

            The Capital Unitholder has no right to receive any payments or distributions in respect of the Capital Unit other than to receive any amounts available for distribution to the Capital Unitholder pursuant to clause 5.1(q).

2.7         CAPITAL AND INCOME UNIT SUBJECT TO THIS SUB-FUND NOTICE

            The rights, benefits and entitlements in respect of the Capital Unit and the Income Unit are subject to the terms of this Sub-Fund Notice.

2.8         RESTRICTIONS ON TRANSFER

            The Capital Unit is non-transferable. The Income Unit may be transferred at any time subject to the prior written consent of the Issuer Trustee and the Manager (which, in each case, must not be unreasonably withheld) and notification to each Current Rating Authority by the Manager.


--------------------------------------------------------------------------------
3.          ISSUE OF NOTES

3.1         CLASSES OF NOTES

            Notes issued by the Issuer Trustee must be issued in one or more of the following classes:

            (a) (CLASS A NOTES): Class A Notes denominated in US Dollars and issued subject to and in accordance with the Note Trust Deed and which in turn may be divided into sub-classes if so specified in the Note Conditions;

            (b) (A$ CLASS B NOTES): one or more classes of A$ Class B Notes which will be

                     Registered Notes issued pursuant to clause 7.5 of the Trust Deed. All A$ Class B Notes with the same Issue Date will form a single class separate from classes of A$ Class B Notes issued on other Issue Dates; or

            (c) (A$ REDRAW NOTES): one or more classes of A$ Redraw Notes which will be Registered Notes issued pursuant to clause
                     7.5 of the Trust Deed. All A$ Redraw Notes with the same Issue Date will form a single class separate from classes of A$ Redraw Notes issued on other Issue Dates.

3.2         ISSUE OF CLASS A NOTES AND INITIAL A$ CLASS B NOTES

            Subject to the satisfaction of all relevant conditions precedent in the Transaction Documents, the Issuer Trustee must, upon the direction of the Manager:

            (a) (CLASS A NOTES): issue the Class A Notes on the Closing Date in accordance with the Note Trust Deed and the Underwriting Agreement; and

            (b) (INITIAL A$ CLASS B NOTES): issue the initial A$ Class B Notes on the Closing Date in a principal amount as specified by the Manager to the Issuer Trustee no later than 2 Business Days (or such later date as the Issuer Trustee agrees) prior to the Closing Date in accordance with clause 7 of the Trust Deed.

            No Class A Notes may be issued after the Closing Date.

3.3         ISSUE OF ADDITIONAL A$ CLASS B NOTES

            The Issuer Trustee, if so directed by the Manager no less than 5 Business Days (or such lesser period as the Issuer Trustee agrees) prior to a proposed Issue Date occurring after the Closing Date, must issue additional A$ Class B Notes in a principal amount and on any Issue Date as specified by the Manager. The Manager must not direct the Issuer Trustee to issue A$ Class B Notes after the Closing Date unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.

3.4         ISSUE OF A$ REDRAW NOTES

            The Issuer Trustee, if so directed by the Manager no less than 5 Business Days (or such lesser period as the Issuer Trustee agrees) prior to the proposed Issue Date, must issue A$ Redraw Notes in a principal amount and on any Issue Date as specified by the Manager. The Manager must not direct the Issuer Trustee to issue A$ Redraw Notes unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.

3.5         PRE-CONDITIONS TO ISSUE OF CLASS A NOTES AND A$ CLASS B NOTES

            Without limiting clause 3.2, the Issuer Trustee must not issue the Class A Notes or the A$ Class B Notes on the Closing Date until it has received:

            (a) (TRANSACTION DOCUMENTS): executed original counterparts (or satisfactory evidence of the due execution by each party) of the Note Trust Deed, the Agency Agreement, the Security Trust Deed, the ISDA Master Agreement, the Redraw Facility Agreement, the Currency Swap and the Underwriting Agreement;

            (b) (CURRENCY SWAP CONFIRMATION): written confirmation from the Currency Swap Provider that all conditions precedent to the Currency Swap Provider's obligations under the ISDA Master Agreement, which can be satisfied on or prior to the Closing Date, have been satisfied;

            (c) (REDRAW FACILITY CONFIRMATION): written confirmation from the Redraw Facility Provider that all conditions precedent to the Redraw Facility Provider's obligations under the Redraw Facility Agreement, which can be satisfied on or prior to the Closing Date, have been satisfied; and

            (d) (TRANSFER PROPOSAL): a Transfer Proposal from the Manager relating to the transfer of Approved Mortgages to the PUMA Trust on the Closing Date.

3.6         VOTING AT MEETINGS UNDER THE TRUST DEED

            The procedures for convening a meeting of Relevant Noteholders for the purposes of the First Schedule of the Trust Deed are varied as follows:

            (a) (NOTICES AND TIMING): if Class A Noteholders are included within the, or are the only, Relevant Noteholders for the purposes of a meeting under the First Schedule of the Trust
                     Deed:

                     (i) any notice of a meeting given or required to be given to the Class A Noteholders must also be given to the Note Trustee;

                     (ii) a meeting under the First Schedule of the Trust Deed at which the Note Trustee is the only Relevant Noteholder pursuant to clause 3.6(b) must not, unless otherwise agreed by the Note Trustee, be held until the Note Trustee has had the opportunity of seeking and obtaining directions from the relevant Class A Noteholders regarding how the Note Trustee is to vote at the meeting;

            (b) (NOTE TRUSTEE TO ACT): the Relevant Noteholders in relation to Class A Notes, for the purposes of the First Schedule of the Trust Deed, means the Note Trustee alone, acting on behalf of the corresponding Class A Noteholders under the Note Trust Deed or, if the Note Trustee has become bound to take steps and/or to proceed under the Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, those Class A Noteholders;

            (c) (NOTE TRUSTEE AS REPRESENTATIVE): if the Note Trustee is the only Relevant Noteholder in relation to the Class A Notes pursuant to clause 3.6(b), it will be regarded as a Representative holding or representing all of the corresponding Class A Notes for the purposes of determining whether a quorum is present at such meeting, for determining the votes to which the Note Trustee is entitled to cast at such meeting and any other relevant matter relating to such meeting;

            (d) (DIRECTIONS IN LIEU OF MEETING): if clause 3.6(c) applies, then notwithstanding any other provision of the Trust Deed, the requirement to convene such a meeting and put such issue to such meeting will be satisfied if directions are sought from the Note Trustee on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the Note Trustee, a meeting of the Relevant Noteholders will be regarded as having been duly called, convened and held and the direction will be regarded as properly passed as an Extraordinary Resolution of such meeting; and

            (e) (CLASS A NOTEHOLDERS): if the Class A Noteholders become entitled to attend a meeting of Relevant Noteholders pursuant to clause 3.6(b), the evidence of the entitlement of such Class A Noteholders to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the provisions of the Note Trust Deed and the Agency Agreement, with such amendments as determined by the Issuer Trustee to be necessary.

--------------------------------------------------------------------------------
4.          PRINCIPAL AND INTEREST ON THE NOTES

4.1         ORIGINAL PRINCIPAL BALANCE OF THE NOTES

            (a) (CLASS A NOTES): Each Class A Note will have an Original Principal Balance as set out on its face and will be issued at par value.

            (b) (A$ NOTES): Each A$ Note will have an Original Principal Balance of A$100,000 and will be issued at par value.

4.2         PAYMENT OF INTEREST ON THE NOTES

            (a) (CLASS A NOTES): Each Class A Note will accrue interest, and such interest will be payable, in accordance with the Note Conditions.

            (b)      (A$ NOTES):

                     (i) Each A$ Note will accrue interest from (and including) its Issue Date and will cease to accrue interest from (and including) the earlier of:

                            A. the date on which the Principal Balance of the A$ Note is reduced to zero and all accrued interest in respect of the A$ Note is paid in full; and

                            B. the date on which the A$ Note is deemed to be repaid in accordance with clause 4.3(b)(iv).

                     (ii) Interest on each A$ Redraw Note for each Monthly Period in relation to that A$ Redraw Note will accrue on a daily basis at the product of the A$ Notes Interest Rate applicable to that A$ Redraw Note for that Monthly Period and the Principal Balance of the A$ Redraw Note at the close of business on the first day of that Monthly Period and will be calculated on a daily basis and based on a 365 day year.

                     (iii) Interest so calculated on an A$ Redraw Note will be payable in arrears on each Monthly Payment Date.

                     (iv) Interest on each A$ Class B Note for each Quarterly Period in relation to that A$ Class B Note will accrue on a daily basis at the product of the A$ Notes Interest Rate applicable to that A$ Class B Note for that Quarterly Period and the Principal Balance of the A$ Class B Note at the close of business on the first day of that Quarterly Period and will be calculated on a daily basis and based on a 365 day year.

                     (v) Interest so calculated on an A$ Class B Note will be payable in arrears on each Quarterly Payment Date.

4.3         REDEMPTION OF THE NOTES

            (a) (CLASS A NOTES): The Class A Notes will be redeemed or deemed to be redeemed in accordance with the Note Conditions.

            (b)      (A$ NOTES):

                     (i) Unless previously redeemed in full, the Issuer Trustee will, subject to this Sub-Fund Notice, redeem each A$ Note at its then Principal Balance, together with all accrued but unpaid interest, on the Final Maturity Date.

                     (ii) Subject to clauses 4.3(b)(iii) and (iv), the Issuer Trustee will redeem each A$ Redraw Note on a Monthly Payment Date and will redeem each A$ Class B Note on a Quarterly Payment Date (either in whole or in part as the context requires) to the extent of any moneys to be applied by the Issuer Trustee pursuant to clause 5.1 or 5.5 (as applicable) to that A$ Redraw Note or A$ Class B Note (as the case may be).

                     (iii) Unless previously redeemed in full, the Issuer Trustee must redeem all, but not some only, of the A$ Notes, when required to do so in accordance with, and for the amount required under, conditions 7.3 and 7.4 of the Note Conditions.

                     (iv) Upon a final distribution being made in respect of an A$ Note under clause 5.1 or 5.5 of this Sub-Fund Notice or clause 13.1 of the Security Trust Deed, that A$ Note will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest and any then unpaid Principal Balance or any other amounts in relation to that A$ Note will be extinguished in full.

                     (v) No amount of principal will be repaid in respect of an A$ Note in excess of the Principal Balance of that A$ Note.

4.4         INTEREST ON OVERDUE INTEREST ON THE NOTES

            (a) (CLASS A NOTES): If interest is not paid in respect of a Class A Note on the date when due and payable in accordance with the Note Conditions, the unpaid interest will in turn bear interest in accordance with the Note Conditions.

            (b) (A$ NOTES): If interest is not paid in respect of an A$ Note on the date when due and payable in accordance with this Sub-Fund Notice (but without regard to any limitation contained in this Sub-Fund Notice) that unpaid interest will in turn bear interest at the A$ Notes Interest Rate from time to time applicable on that A$ Note until (but excluding) the date on which the unpaid interest, and interest on it, is paid in accordance with clause 5.1.

4.5         ROUNDING OF PAYMENTS ON THE NOTES

            (a) (CLASS A NOTES): All payments in respect of the Class A Notes will be rounded in accordance with the Note Conditions.

            (b)      (A$ NOTES):  All payments in respect of:

                     (i) interest on the A$ Notes will be rounded to the nearest cent; and

                     (ii) the Principal Balance of each A$ Note will be rounded downwards to the nearest integral multiple of $1 for each $10,000 of Original Principal Balance.

4.6         MANAGER UNDERTAKINGS

            (a) (UNDERTAKING IN RELATION TO INTEREST): The Manager will endeavour to ensure (using the measures available to it in its capacity as manager of the PUMA Trust) that on each Payment Date there are sufficient Collections (other than Principal Collections and the Principal Cash Balance) to pay all interest payable on that Payment Date in relation to the Notes.

            (b) (UNDERTAKING IN RELATION TO PRINCIPAL): The Manager will endeavour to ensure (using the measures available to it in its capacity as manager of the PUMA Trust) that the Issuer Trustee is able to repay the Principal Balance on each Note in full by the Final Maturity Date.


--------------------------------------------------------------------------------
5.          CASHFLOWS

5.1         ORDER OF PAYMENTS ON EACH PAYMENT DATE

            At least five Business Days prior to each Payment Date the Manager must determine the payments or allocations to be made by the Issuer Trustee on that Payment Date from Collections in relation to that Payment Date and must direct the Issuer Trustee to apply, in accordance with clause 5.2 and subject to clause 5.4(e) (in relation to Collections comprising the Principal Cash Balance), and the Issuer Trustee must apply, those Collections in making the following payments and allocations on that Payment Date in the following order of priority:

            (a) (FEES AND EXPENSES): first, in payment or allocation, pari passu and rateably, towards any outstanding Fees and Expenses and towards an amount to be invested in Authorised Investments towards provision for Fees and Expenses accrued and payable on subsequent Payment Dates or for which the Manager otherwise determines to make provision;

            (b) (MANAGER'S FEES): second, in payment to the Manager towards the Manager's Fees outstanding on that Payment Date or (if the Payment Date is not a Quarterly Payment
                      Date) towards an amount to be invested in Authorised Investments towards provision for the Manager's Fees to the extent that they have accrued and are payable on the next Quarterly Payment Date, provided that the aggregate amount paid or for which provision is made pursuant to this clause 5.1(b) must not exceed the Senior Fee Amount for that Payment Date;

            (c) (SUPPORT FACILITIES): third, in payment or allocation, pari passu and rateably, towards any amounts payable by the Issuer Trustee to Support Facility Providers under Support Facilities on that Payment Date (other than any amounts referred to in clauses 5.1(d), (e), (f), (j) and
                      (p) and clause 5.7) and towards an amount to be invested in Authorised Investments towards provision for such amounts accrued and payable on subsequent Payment Dates;

            (d) (CURRENCY SWAP, A$ REDRAW NOTES AND REDRAW FACILITY INTEREST): fourth, in payment or allocation, pari passu and rateably:

                      (i) to the Currency Swap Provider towards the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount in relation to that Payment Date payable under the Currency Swap or (if the Payment Date is not a Quarterly Payment Date) towards an amount to be invested in Authorised Investments as provision for the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount accrued and payable on a subsequent Payment Date;

                      (ii) to the A$ Redraw Noteholders, pari passu and rateably, towards interest due on the A$ Redraw Notes on that Payment Date pursuant to clause 4.2(b) and any unpaid interest on the A$ Redraw Notes from prior Payment Dates and interest on that unpaid interest payable pursuant to clause 4.4(b); and

                      (iii) to the Redraw Facility Provider towards an amount not exceeding the

                            Senior Redraw Facility Interest Amount in relation to that Payment Date to be applied to the Redraw Facility Interest in relation to that Payment Date;

            (e) (A$ CLASS B NOTES): fifth, in payment or allocation, to the A$ Class B Noteholders, pari passu and rateably, towards interest due on the A$ Class B Notes on that Payment Date pursuant to clause 4.2(b) and any unpaid interest on the A$ Class B Notes from prior Payment Dates and interest on that unpaid interest payable pursuant to clause 4.4(b) or (if the Payment Date is not a Quarterly Payment Date) towards an amount to be invested in Authorised Investments as provision for such interest accrued and payable on a subsequent Payment Date;

            (f) (SUBORDINATED REDRAW FACILITY INTEREST): sixth, to the Redraw Facility Provider towards the balance of any Redraw Facility Interest on that Payment Date to be applied in accordance with clause 5.9;

            (g)     (MANAGER'S FEES): seventh, towards an amount equal to the
                     balance (if any) of the Manager's Fees due and outstanding, to be applied in accordance with clause 5.3;

            (h) (NET INCOME AMOUNT): eighth, towards the Net Income Amount in relation to that Payment Date and any Net Income Amount from prior Payment Dates which has not previously been paid or applied pursuant to this clause 5.1(h), to be paid or applied to the Income Unitholder to be dealt with, and held by, the Income Unitholder in accordance with clause 6;

             (i) (PRINCIPAL CASH BALANCE): ninth, towards the amount (if any) by which the Required Principal Cash Balance in relation to that Payment Date exceeds the then Principal Cash Balance (after the payments and allocations referred to above including any addition to the Principal Cash Balance pursuant to clauses 5.3(c)(i) and 5.9(a)) to be invested or retained in Authorised Investments in respect of the Principal Cash Balance;

             (j) (SENIOR REDRAW FACILITY PRINCIPAL): tenth, to the Redraw Facility Provider towards an amount not exceeding the Senior Redraw Facility Principal in relation to that Payment Date (less, in relation to the first Quarterly Payment Date, any amount of the Pre-Funding Pool applied towards repayment of the Redraw Facility Principal pursuant to clause 5.8(a)) to be applied towards repayment of the Redraw Facility Principal outstanding on the Business Day immediately prior to that Payment Date;

             (k) (REDRAWS AND FURTHER ADVANCES): eleventh, at any time towards any Redraws and, only during the Substitution Period, Further Advances (other than Subordinate Funded Further Advances) to be made on that Payment Date pursuant to clause 8;

             (l) (PRINCIPAL ON A$ REDRAW NOTES): twelfth, to the A$ Redraw Noteholders as a repayment of principal on the A$ Redraw Notes in the following order, until the Principal Balances of the A$ Redraw Notes have been reduced to zero:

                     (i) first, rateably amongst those A$ Redraw Notes with the earliest Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero;

                     (ii) secondly, rateably amongst those A$ Redraw Notes with the next earliest Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero; and

                     (iii) subsequently, rateably amongst each subsequent group of A$ Redraw

                            Notes (if any) with the same Issue Date until the Principal Balance of those A$ Redraw Notes is reduced to zero on the basis that an A$ Redraw Note will not be entitled to any payment in respect of principal until the Principal Balances of all A$ Redraw Notes with an earlier Issue Date than that A$ Redraw Note has been reduced to zero;

             (m) (APPROVED MORTGAGES): thirteenth, towards the acquisition on that Payment Date, during the Substitution Period only, of any Approved Mortgages, together with Loans, Collateral Securities and other rights and entitlements relating thereto, pursuant to clause 7;

             (n) (PRINCIPAL ON CLASS A NOTES AND A$ CLASS B NOTES): fourteenth, if the Payment Date is a Quarterly Payment Date, to be paid to the Currency Swap Provider and the A$ Class B Noteholders in accordance with clause 5.5 provided that in relation to the first Quarterly Payment Date only, no allocation will be made to the Currency Swap Provider or the A$ Class B Noteholders towards repayment of the principal on the Class A Notes and A$ Class B Notes under this clause 5.1(n) unless the amount to be allocated equals or exceeds A$1 million;

             (o) (RETENTION): fifteenth, if the Payment Date is not a Quarterly Payment Date and the Principal Balance of the Notes has not been repaid or deemed to be repaid in full, the balance is to be invested or retained in Authorised Investments as Principal Collections;

             (p) (SUBORDINATE FUNDED FURTHER ADVANCE AMOUNTS): sixteenth, if the Notes have been repaid in full, to the Redraw Facility Provider towards repayment of the balance of the Redraw Facility Principal outstanding on the Business Day immediately prior to that Payment Date; and


             (q) (CAPITAL UNITHOLDER): finally, if the Notes have been repaid in full, the balance, if any, is to be paid to the Capital Unitholder.

            The obligations of the Issuer Trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Collections (which may be applied in accordance with clause 5.2) after payment in accordance with the preceding paragraph or paragraphs (if any). Any Collections not paid towards a liability of the PUMA Trust on a Payment Date, or otherwise allocated to the Income Reserve or the Principal Cash Balance, are to be held by the Issuer Trustee as Collections and invested in Authorised Investments in accordance with clause 10.4(a) of the Trust Deed. The determination by the Manager of the payments and allocations to be made by the Issuer Trustee pursuant to this clause 5.1 are to be made based upon the Manager's reasonable expectation of amounts to be received by the Issuer Trustee after the date of determination and which will be included in Collections on the relevant Payment Date. The Manager may by notice to the Issuer Trustee revise any direction given pursuant to this clause
            5.1 in relation to a Payment Date at any time before a payment is made by the Issuer Trustee pursuant to that direction. If the Manager revises any direction pursuant to this clause 5.1 in relation to a Quarterly Payment Date then it must notify all parties to whom it is due to give or has given the Quarterly Servicing Report (as defined in the Note Conditions) in relation to that Quarterly Payment Date, pursuant to Condition 11.3 of the Note Conditions, of that revision prior to payment by the Issuer Trustee in accordance with that revised direction.

5.2         ORDER OF APPLICATION OF AMOUNTS REPRESENTING COLLECTIONS

            In making the payments and allocations set out in clause 5.1 on a Payment Date, the Manager must direct the Issuer Trustee to apply, and the Issuer Trustee must apply, the Collections in relation to that Payment Date in the following order:

            (a) (OTHER COLLECTIONS): first, the Issuer Trustee must apply any Collections which are not Income Reserve, Principal Collections, or Principal Cash Balance;

            (b) (INCOME RESERVE): second, if the Collections referred to above have all been applied in accordance with clause 5.1 on that Payment Date, the Issuer Trustee must apply the Income Reserve;

            (c) (PRINCIPAL COLLECTIONS): third, if the Collections referred to above have all been applied in accordance with clause
                     5.1 on that Payment Date, the Issuer Trustee must apply Principal Collections; and

            (d) (PRINCIPAL CASH BALANCE): finally, if the Collections referred to above have all been applied in accordance with clause 5.1 on that Payment Date, the Issuer Trustee must apply the Principal Cash Balance, provided that, notwithstanding the foregoing, the Manager must not direct the Issuer Trustee to apply on a Payment Date, and the Issuer Trustee must not apply:

            (e)      (INCOME RESERVE): Income Reserve to amounts payable under:

                     (i) clauses 5.1(f), (g) or (h) except to the extent that the then Income Reserve (after prior applications on that Payment Date) exceeds the Required Income Reserve on that Payment Date; or

                     (ii)   clauses 5.1(i) to (q) (inclusive);

            (f) (PRINCIPAL COLLECTIONS): Principal Collections to amounts payable under clauses 5.1(f), (g) or (h);

            (g) (PRINCIPAL CASH BALANCE): Principal Cash Balance to amounts payable under:

                     (i)    clauses 5.1(f), (g), (h), (i) or (o); or

                     (ii) clauses 5.1(j) to (n) (inclusive) except to the extent that the then Principal Cash Balance (after prior applications on that Payment Date) exceeds the Required Principal Cash Balance on that Payment Date;

            (h) (REDRAW FACILITY ADVANCE): any Redraw Facility Advance on that Payment Date except under clauses 5.1(j), (k) or (p) or in accordance with clause 8.2;

            (i) (A$ REDRAW NOTES): any issue proceeds of A$ Redraw Notes except under clauses 5.1(i), (j), (k) or (l);

            (j) (A$ CLASS B NOTES): any issue proceeds of A$ Class B Notes issued after the Closing Date except under clauses 5.1(i),
                     (j), (k), (l) or (n); or

            (k) (SUPPORT FACILITY AMOUNTS): otherwise, any amounts received under a Support Facility except in accordance with the terms of that Support Facility.

5.3         SUBORDINATION OF MANAGER'S FEES

            (a) (PRINCIPAL SHORTFALL): The Principal Shortfall in relation to a Payment Date is:

                     (i)    the aggregate, as determined by the Manager, of:

                            A. all amounts of Principal Collections and Principal Cash Balance previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) under clauses 5.1(a) to (e) (inclusive); and

                            B. the aggregate of any Net Losses in respect of preceding Quarterly Periods,

                            but without double counting where an amount of Principal Cash Balance has been paid or applied as referred to in clause 5.3(a)(i)(A) because of a Net Loss referred to in clause 5.3(a)(i)(B);

                     (ii) less the aggregate of all amounts previously allocated to the Principal Cash Balance pursuant to clauses 5.3(c)(i) and 5.9(a).

            (b) (INCOME RESERVE): The Manager must, no later than the day 5 Business Days prior to each Payment Date, determine the amount of the Required Income Reserve in relation to that Payment Date and notify the Issuer Trustee in writing of such amount (unless there has been no change in the Required Income Reserve since it was last determined by the Manager). The Required Income Reserve may be determined by the Manager in its absolute discretion and may be zero. The Income Reserve at any time is:

                     (i) the aggregate of all amounts previously allocated to the Income Reserve pursuant to clause 5.3(c)(ii);

                     (ii) less the aggregate of all amounts of the Income Reserve previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) in accordance with clause 5.1.

                     The Issuer Trustee must keep a record of the amount of the Income Reserve but may mix the Income Reserve with other assets of the PUMA Trust.

            (c) (SUBORDINATION OF MANAGER'S FEES): The amount available to be applied on each Payment Date in accordance with clause 5.1(g) (if any) must be applied in the following order of priority:

                     (i) first, towards an amount equal to the Principal Shortfall on that Payment Date to be allocated to Principal Cash Balance and invested in Authorised Investments in respect thereof;

                     (ii) secondly, towards the amount (if any) by which the Required Income Reserve in relation to that Payment Date exceeds the then Income Reserve (after the payments and allocations referred to clauses 5.1(a) to (e) (inclusive)) to be allocated to Income Reserve and invested or retained in Authorised Investments in respect thereof; and

                     (iii) finally, the balance is to be paid to the Manager towards the balance of outstanding Manager's Fees (not paid or provided for pursuant to clause 5.1(b)) on that Payment Date or (if the Payment Date is not a Quarterly Payment Date) towards an amount to be invested in Authorised Investments towards provision for the balance of the Manager's Fees to the extent that they have accrued and are payable on a subsequent Payment Date.

                     To the extent that any Manager's Fees are not paid on a Quarterly Payment Date pursuant to this clause 5.3(c), the due date for payment of such Manager's Fees will be deferred until the next Quarterly Payment Date.

5.4         PRINCIPAL CASH BALANCE

            (a) (ALLOCATION FROM ISSUE PROCEEDS): The Manager must, prior to each Issue Date in respect of any Notes, determine in accordance with clause 5.4(c) and notify in writing to the Issuer Trustee the amount (if any) of the issue proceeds of those Notes to be applied on the relevant Issue Date (after being exchanged for A$ under the Currency Swap in the case of the Class A Notes) towards the Principal Cash Balance.

            (b) (REQUIRED PRINCIPAL CASH BALANCE): The Manager must, no later than the day 5 Business Days prior to each Payment Date, determine in accordance with clause 5.4(c) the amount of the Required Principal Cash Balance in relation to that Payment Date and notify the Issuer Trustee in writing of such amount (unless there has been no change in the Required Principal Cash Balance since it was last determined by the Manager).

            (c) (LIMITS ON PRINCIPAL CASH BALANCE): The amounts determined by the Manager pursuant to clauses 5.4(a) and (b) must be such that immediately following the relevant Issue Date or Payment Date (as the case may be):

                     (i) the Principal Cash Balance does not exceed 2% (or such other percentage as is determined by the Manager and notified in writing to the Issuer Trustee provided that no change to the percentage will be effective until each Current Rating Authority has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating then assigned by it to the Notes) of the then Total Principal Balance; and

                     (ii) the Principal Cash Balance will not be less than 0.25% of the then Total Principal Balance (unless, in the case of clause 5.4(b), there are insufficient funds available to be applied to the Principal Cash Balance pursuant to clause 5.1(i)).

            (d) (DETERMINING PRINCIPAL CASH BALANCE): The Principal Cash Balance at any time is:

                     (i) the aggregate of all amounts previously allocated to the Principal Cash Balance from the proceeds of the issue of Notes in accordance with clause 5.4(a) and all amounts allocated to the Principal Cash Balance from Collections pursuant to clauses 5.1(i), 5.3(c)(i) and 5.9(a); and

                     (ii) less the aggregate of all amounts of the Principal Cash Balance previously paid or applied toward liabilities of the PUMA Trust (including amounts applied by way of provision for future liabilities but without double counting where those amounts are subsequently applied to those liabilities) in accordance with clause 5.1 or in accordance with clauses 7 or 8.

                     The Issuer Trustee must keep a record of the amount of the Principal Cash Balance but may mix the Principal Cash Balance with other assets of the PUMA Trust.

            (e) (APPLICATION OF PRINCIPAL CASH BALANCE): Principal Cash Balance may only be applied in accordance with clauses 5.1, 5.2, 7.2 and 8.1.

5.5         A$ PRINCIPAL PAYMENTS ON CLASS A NOTES AND A$ CLASS B NOTES

            The Distributable Principal, if any, in relation to each Quarterly Payment Date must be applied by the Issuer Trustee on that Quarterly Payment Date, upon the direction of the Manager:

            (a) (LESS THAN TRIGGER LEVEL): if the Subordination Level on the Quarterly Payment Date is less than the Trigger Level, in the following order of priority:

                     (i) first, in payment to the Currency Swap Provider of the whole of Distributable Principal up to an amount not exceeding the A$ Equivalent of the aggregate of the Principal Balances of the Class A Notes to be applied as the A$ Class A Principal Amount for that Quarterly Payment Date and paid in accordance with the Currency Swap;

                     (ii) second, the balance of the Distributable Principal, if any, is to be applied in payment (based upon the aggregate Principal Balance of the A$ Class B Notes prior to any repayments of the principal of the A$ Class B Notes on that Quarterly Payment Date) to the A$ Class B Noteholders, pari passu and rateably between themselves, as a repayment of principal on the A$ Class B Notes until the aggregate Principal Balance of the A$ Class B Notes has been reduced to zero.

            (b) (EQUAL TO OR GREATER THAN TRIGGER LEVEL): if the Subordination Level on any Quarterly Payment Date is equal to or greater than the Trigger Level (but subject to the following), in payment rateably (based upon, respectively, the then A$ Equivalent of the aggregate Principal Balances of the Class A Notes and the then aggregate Principal Balances of the A$ Class B Notes prior to any repayments of the principal of the Notes on that Quarterly Payment Date) to:

                     (i) the Currency Swap Provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class A Notes to be applied as the A$ Class A Principal Amount for that Quarterly Payment Date and paid in accordance with the Currency Swap; and

                     (ii) the A$ Class B Noteholders, pari passu and rateably between themselves, as a repayment of principal on the A$ Class B Notes until the aggregate Principal Balance of the A$ Class B Notes has been reduced to zero.

                     Provided that, notwithstanding the foregoing, if:

                     (iii) the PUMA Trust has sustained or incurred (or in the opinion of the Manager based on events or circumstances then subsisting may sustain or incur) a loss or default in relation to the principal amount of any Authorised Investment; and

                     (iv) in the opinion of the Manager that loss or default will not be or is unlikely to be fully mitigated in a timely manner by the proceeds of any Security Enhancement or by virtue of the allocation of amounts to Principal Cash Balance pursuant to clause 5.3(c)(i) or clause 5.9(a), then the Manager must so notify the Issuer Trustee and the whole of the Distributable Principal on that Quarterly Payment Date must be applied in accordance with clause 5.5(a).

5.6         US$ PAYMENTS

            On each Quarterly Payment Date the Issuer Trustee must apply the US$ amounts received from the Currency Swap Provider under the Currency Swap in accordance with conditions 6.9 and 7.2 of the Note Conditions.

5.7         PREPAYMENT AMOUNTS

            The Issuer Trustee must deal with any Prepayment Amounts, and any interest and other income earned by the Issuer Trustee on any Prepayment Amounts, in accordance with the Transaction Document pursuant to which that Prepayment Amount was paid to, or lodged with, the Issuer Trustee.

5.8         PRE-FUNDING POOL DISTRIBUTION

            If at the end of the Pre-Funding Period, the balance held in the Pre-Funding Pool is equal to or exceeds A$1 million, the Issuer Trustee must, at the direction of the Manager, on the next occurring Quarterly Payment Date make distributions using the Pre-Funding Pool in the following order (determined, in the case of clauses 5.8(a) and (b), on the basis that the Pre-Funding Pool is applied prior to the application of Collections on that Quarterly Payment Date):

            (a) (SENIOR REDRAW FACILITY PRINCIPAL): first, to the Redraw Facility Provider towards an amount not exceeding the Senior Redraw Facility Principal in relation to that Quarterly Payment Date to be applied towards repayment of the Redraw Facility Principal outstanding on the Business Day immediately prior to that Quarterly Payment Date;

            (b) (A$ REDRAW NOTES): secondly, to the A$ Redraw Noteholders, in the order set out in clause 5.1(l), in repayment of the Principal Balance of any A$ Redraw Notes until the Principal Balances of the A$ Redraw Notes are reduced to zero; and

            (c) (CLASS A NOTES): thirdly, the balance, if any, is to be applied as Distributable Principal in accordance with clause 5.5.

            If at the end of the Pre-Funding Period the balance held in the Pre-Funding Pool is less than A$1 million, the Pre-Funding Pool will form part of Collections on the first Quarterly Payment Date to be applied in accordance with clauses 5.1 and 5.2.

5.9         SUBORDINATED REDRAW FACILITY INTEREST

            The amount available to be applied on a Payment Date in accordance with clause 5.1(f) (if any) must be applied in the following order of priority:

            (a) (PRINCIPAL SHORTFALL): first, towards an amount equal to the Principal Shortfall remaining on that Payment Date (after taking into account any amount of Manager's Fees to be applied on that Payment Date towards the Principal Shortfall pursuant to clause 5.3(c)(i)) to be allocated to Principal Cash Balance and invested in Authorised Investments in respect thereof; and

            (b) (REDRAW FACILITY PROVIDER): secondly, the balance is to be paid to the Redraw Facility Provider towards payment of the balance of any Redraw Facility Interest due on that Payment Date.

--------------------------------------------------------------------------------
6.          NET ACCOUNTING INCOME AND NET TAX INCOME

6.1         ALLOCATION OF NET ACCOUNTING INCOME/NET TAX INCOME

            (a) (UNITHOLDERS PRESENTLY ENTITLED TO INCOME): The Income Unitholder is presently entitled to whichever is the greater of the Net Tax Income and the Net Accounting Income of the PUMA Trust for each Financial Year in accordance with this clause 6 and clause 14.9 of the Trust Deed is varied accordingly.

            (b) (MANAGER TO ACT OR DIRECT THE ISSUER TRUSTEE): The Manager must act or direct that the Issuer Trustee takes such action as is necessary in each case to ensure (to the extent possible in accordance with this Sub-Fund Notice) that any tax liability in respect of the PUMA Trust in respect of a Financial Year under Division 6 of Part III of the Income Tax Assessment Act 1936 is borne by the Income Unitholder and not by the Issuer Trustee.

6.2         PAYMENT TO INCOME UNITHOLDERS

            To the extent that an amount which the Income Unitholder has a present entitlement to under clause 6.1 has not actually been paid or applied to the benefit of the Income Unitholder pursuant to clause 5.1(h) during that Financial Year or reinvested in the PUMA Trust pursuant to clause 14.10 of the Trust Deed during that Financial Year, it will constitute an amount payable by the Issuer Trustee to the Income Unitholder to be satisfied only from amounts otherwise to be paid or applied to the benefit of the Income Unitholder in accordance with clause 5.1(h) on the Payment Dates following the close of the Financial Year. If in the last Financial Year of the PUMA Trust, such amount (if any) in respect of the previous Financial Year has not been satisfied from the amount otherwise to be paid or applied to the benefit of the Income Unitholder in accordance with clause 5.1(h) on prior Payment Dates in the last Financial Year, the shortfall, plus any such amount for the last Financial Year, will be satisfied in full from, and only by, the payment of the funds (if any) by the Issuer Trustee to the Income Unitholder pursuant to clause 5.1(h) on the final Payment Date in that Financial Year.

6.3         EXCESS DISTRIBUTIONS

            (a) (DEPOSIT WITH THE INCOME UNITHOLDER): A payment to or application to the benefit of the Income Unitholder pursuant to clause 5.1(h) will be held by the Income Unitholder as a deposit by the Issuer Trustee with the Income Unitholder and will be dealt with in accordance with this clause 6.3.

            (b) (APPLICATION TOWARDS NET TAX INCOME): At the end of each Financial Year, the Income Unitholder will, and will be entitled to, deduct from so much of the deposit standing to the credit of the Issuer Trustee pursuant to clause 6.3(a), the amount for that Financial Year to which the Income Unitholder is presently entitled. To the extent that there is any surplus in the amount standing to the credit of the deposit over the amount to which the Income Unitholder is presently entitled for a Financial Year, the surplus will be dealt with in accordance with this clause 6.3(b) in the succeeding Financial Year.


--------------------------------------------------------------------------------
7.          ACQUISITION AND DISPOSAL OF APPROVED MORTGAGES

7.1         ESTABLISHMENT OF THE PRE-FUNDING POOL

            The Issuer Trustee, upon the direction of the Manager, must on the Closing Date hold a portion of the proceeds of issue of both the Class A Notes, after exchange to A$ under the Currency Swap, and the A$ Class B Notes issued on the Closing Date, as a pre-funding pool and must initially invest such amount in Authorised Investments other than Approved Mortgages. The

            Pre-Funding Pool may only be utilised to acquire Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto, during the Pre-Funding Period in accordance with clause 7.2 and, following the Pre-Funding Period, must be applied in the manner set out in clause 5.8. The Issuer Trustee must keep a record of the amount of the Pre-Funding Pool but may mix the Pre-Funding Pool with other assets of the PUMA Trust.

7.2         ACQUISITION OF APPROVED MORTGAGES DURING PRE-FUNDING AND
            SUBSTITUTION PERIODS

            The Issuer Trustee, upon the direction of the Manager and subject to clause 7.3, may at any time during the Pre-Funding Period or the Substitution Period (as the case may be) acquire from another Fund, pursuant to clause 6B of the Trust Deed, Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto by applying:

            (a) (CLOSING DATE): any proceeds of the issue of Class A Notes, after exchange to A$ under the Currency Swap, or A$ Class B Notes on the Closing Date;

            (b) (PRE-FUNDING POOL): at any time during the Pre-Funding Period, amounts held in the Pre-Funding Pool;

            (c) (PAYMENT DATE): on a Payment Date during the Substitution Period, the funds available for this purpose in accordance with clause 5.1(m);

            (d) (PRINCIPAL COLLECTIONS AND PRINCIPAL CASH BALANCE): during the Substitution Period, on a day other than a Payment Date, Collections on that day provided that:

                     (i) the aggregate amount of Collections, other than Principal Cash Balance, so applied on that day must not exceed the then Principal Collections;

                     (ii) the Manager is of the opinion that the funds applied will not be required, in accordance with clauses 5.1 and 5.2, to be applied on the following Payment Date to the liabilities referred to in clauses 5.1(a) to
                            (e) (inclusive); and

                     (iii) following such application the Principal Cash Balance will not be less than 0.25% of the then Total Principal Balance; or

            (e) (REDRAW FACILITY ADVANCES): at any time, Redraw Facility Advances to the extent of any Subordinate Funded Further Advance Amount in respect of any such Approved Mortgage.

            After the end of the Pre-Funding Period, the Pre-Funding Pool will be distributed in accordance with clause 5.8 and after the end of the Substitution Period the Issuer Trustee may no longer acquire Approved Mortgages (except in accordance with clause 7.4).

7.3         MATURITY DATE FOR APPROVED MORTGAGES AND FURTHER ADVANCES

            The Manager must not direct the Issuer Trustee:

            (a) (APPROVED MORTGAGES): to acquire, and the Issuer Trustee must not acquire, an Approved Mortgage pursuant to clause
                     7.2 unless the maturity date in respect of the Approved Mortgage is no later than 1 year prior to the Final Maturity Date.

            (b) (FURTHER ADVANCE): to make, and the Issuer Trustee must not make, a Further Advance pursuant to clause 8.1 unless following the Further Advance the maturity

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


                     date in respect of the Approved Mortgage will be no later than 1 year prior to the Final Maturity Date.

7.4         SALE OF APPROVED MORTGAGES

            The Issuer Trustee, upon the direction of the Manager, may sell to another Fund, pursuant to clause 6B of the Trust Deed, Approved Mortgages, together with all Loans, Collateral Securities and other rights and entitlements relating thereto:

            (a) (CONVERSION TO FIXED RATE): if a borrower in respect of the Approved Mortgage wishes to convert a floating rate of interest applying to the Approved Mortgage to a fixed rate of interest and the Manager is unable to arrange an appropriate Hedge Arrangement in relation to that Approved Mortgage upon terms acceptable to the Manager; or

            (b) (OTHER REQUESTS): if a borrower in respect of an Approved Mortgage requests a variation to the terms of the Approved Mortgage which the Issuer Trustee cannot agree to, in accordance with the Transaction Documents, while the Approved Mortgage is held by the PUMA Trust but which the Issuer Trustee could agree to if the Approved Mortgage was held by another Fund.

            Where an Approved Mortgage (the "SOLD APPROVED MORTGAGE") is transferred to another Fund pursuant to clause 7.4(a) the Issuer Trustee may, upon the direction of the Manager, acquire a replacement Approved Mortgage or Approved Mortgages (which are charged interest at a floating rate or which have the benefit of a related Hedge Arrangement) from another Fund or Funds, pursuant to clause 6B of the Trust Deed, by applying the whole or part of the funds received by the Issuer Trustee in relation to the sale of the Sold Approved Mortgage.

7.5         NO OBLIGATION

            Nothing in this clause 7 is to be construed as requiring the Manager to direct the Issuer Trustee to acquire or sell Approved Mortgages and the Manager may elect to so direct or not direct the Issuer Trustee in its absolute discretion.


--------------------------------------------------------------------------------
8.          REDRAWS AND FURTHER ADVANCES

8.1         REDRAWS AND NON-SUBORDINATE FUNDED FURTHER ADVANCES

            The Issuer Trustee, upon the direction of the Manager, may at any time fund Redraws and, during the Substitution Period only, fund Further Advances, (other than Subordinate Funded Further Advances), in respect of the Approved Mortgages held by the Issuer Trustee, by applying:

            (a) (PAYMENT DATE): on a Payment Date, the funds available for this purpose in accordance with clause 5.1(k);

            (b) (PRINCIPAL COLLECTIONS AND PRINCIPAL CASH BALANCE): on a day other than a Payment Date, Collections on that day provided that:

                     (i) the aggregate amount of Collections, other than Principal Cash Balance, so applied on that day must not exceed the then Principal Collections;

                     (ii) the Manager is of the opinion that the funds applied will not be required, in accordance with clauses 5.1 and 5.2, to be applied on the following Payment Date to the liabilities referred to in clauses 5.1(a) to
                            (e) (inclusive); and

                     (iii) following such application the Principal Cash Balance will not be less than 0.25% of the then Total Principal Balance; or

            (c) (REDRAW FACILITY AND A$ REDRAW NOTES): in relation to Redraws only, on any day, Redraw Facility Advances or the issue proceeds of A$ Redraw Notes.

8.2         SUBORDINATE FUNDED FURTHER ADVANCES

            The Issuer Trustee, upon the direction of the Manager, may at any time:

            (a) (SUBORDINATE FUNDED FURTHER ADVANCES): make Subordinate Funded Further Advances in respect of Approved Mortgages held by the Issuer Trustee; or

            (b) (APPROVED MORTGAGES): acquire Approved Mortgages which have a Subordinate Funded Further Advance Amount at the time of their acquisition by the Issuer Trustee,

            provided that Subordinate Funded Further Advances under paragraph
            (a) must only be made or, the acquisition of Approved Mortgages to the extent of the Subordinate Funded Further Advance Amount under paragraph (b) must only be funded, from the application of Redraw Facility Advances.

8.3         NO OBLIGATION

            Nothing in this clause 8 is to be construed as requiring the Manager to direct the Issuer Trustee to make Redraws or Further Advances, including Subordinate Funded Further Advances, and the Manager may elect to so direct or not direct the Issuer Trustee in its absolute discretion.


--------------------------------------------------------------------------------
9.          TRANSFER POWER OVER APPROVED MORTGAGES

9.1         NATURE OF TRANSFER POWER

            Pursuant to clause 6B.4 of the Trust Deed, the Issuer Trustee has the power (a "TRANSFER POWER") to transfer all, but not some only, of the Approved Mortgages held by it as trustee of the PUMA Trust, together with all Loans, Collateral Securities and other rights and entitlements relating thereto (the "MORTGAGE LOAN RIGHTS"), to one or more other Funds (whether presently existing or constituted in the future) upon the terms set out under this clause 9.

9.2         TRANSFER POWER

            The Issuer Trustee must exercise the Transfer Power if the Manager directs the Issuer Trustee to do so in a written notice received by the Issuer Trustee:

            (a) (ENFORCEMENT OF SECURITY TRUST DEED): within 30 days of the Security Trustee appointing (or the Voting Secured Creditors as contemplated by clause 8.4 of the Security Trust Deed appointing) a Receiver over any Charged Property, or taking possession of any Charged Property, pursuant to the Security Trust Deed (expressions used in this clause have the same meanings as in the Security Trust
                     Deed); or

            (b) (OPTIONAL REDEMPTION OF NOTES): following a direction by the Manager to the Issuer Trustee to redeem the Notes given in accordance with Condition 7.3 or 7.4 of the Note Conditions if and only if:

                     (i) following the exercise of the Transfer Power the Issuer Trustee will have sufficient funds to redeem the Notes in accordance with Condition 7.3 or 7.4, as applicable; and

                     (ii) in the case of a direction pursuant to Condition 7.4, Class A Noteholders do not have the right to elect that the Notes are not to be redeemed or, if they do have that right, they have not exercised it within the required period.

9.3         BENEFIT OF TRANSFER POWER FOR MORE THAN ONE FUND

            The Manager may, in the notice referred to in clause 9.2, specify one or more Funds to which the Mortgage Loan Rights are to be transferred (each such Fund being a "PURCHASING FUND") provided that if there is more than one Purchasing Fund it must also specify the particular Mortgage Loan Rights to be transferred to each such Purchasing Fund.

9.4         TIME OF TRANSFER

            The notice referred to in clause 9.2 must specify a date for the transfer of the Mortgage Loan Rights (referred to in this clause as the "TRANSFER DATE") which:

            (a) (ENFORCEMENT OF SECURITY TRUST DEED): in the case of clause 9.2(a), must be no later than 75 days after the occurrence of the event referred to in clause 9.2(a); and

            (b) (OPTIONAL REDEMPTION OF NOTES): in the case of clause 9.2(b), must be no later than the Quarterly Payment Date upon which the Notes are to be redeemed.

9.5         TRANSFER AND PAYMENT

            If the Issuer Trustee receives a notice from the Manager in accordance, and complying, with this clause, then the Issuer Trustee must on the applicable Transfer Date complete the transfer of the Mortgage Loan Rights from the PUMA Trust to the relevant Purchasing Fund or Purchasing Funds, as the case may be, in accordance with the procedures and on the terms set out in clause 6B of the Trust Deed. For the purposes of clause 6B of the Trust Deed, the PUMA Trust will be the Selling Fund and each Purchasing Fund will be an Acquiring Fund.


--------------------------------------------------------------------------------
10.         MISCELLANEOUS

10.1        AMENDMENTS TO THIS SUB-FUND NOTICE

            This Sub-Fund Notice may only be amended in accordance with clause 22 of the Trust Deed. In addition, any amendment to this Sub-Fund Notice or the Trust Deed, to the extent that it applies to the PUMA Trust, which has the effect of making a Payment Modification (as that term is defined in the Note Trust Deed), may be made if, and only if, the consent has first been obtained of each Class A Noteholder that is affected by that Payment Modification.

10.2        AMENDMENTS TO TRANSACTION DOCUMENTS

            Subject to clause 10.1, the Issuer Trustee and the Manager may agree to amend any Transaction Document and may enter into new Transaction Documents (without the consent of any Noteholder) provided that each Current Rating Authority has advised the Manager that this will not result in a reduction, qualification or withdrawal of the rating given to the Notes by that Current Rating Authority.

10.3        COLLECTIONS HELD BY MANAGER

            Notwithstanding any provision to the contrary in the Trust Deed, the Issuer Trustee and the Manager may from time to time agree that some or all of the amounts payable to the Issuer Trustee as trustee of the PUMA Trust will be paid to the Manager or a Related Body Corporate of the Manager, in lieu of the Issuer Trustee, provided that the Manager must ensure that such amounts are paid into an Account or the Combined Account, or are otherwise applied, with the agreement of the Issuer Trustee, towards payments in respect of the PUMA
            Trust referred to in clauses 12.4(a) to (c) (inclusive) of the Trust Deed, within:

            (a) (2 BUSINESS DAYS): 2 Business Days of their receipt by the Manager or its Related Body Corporate; or

            (b) (OTHER PERIOD): such other period as is agreed between the Issuer Trustee and the Manager provided that each Current Rating Authority has confirmed that this will not result in a downgrading, withdrawal or qualification of any rating then assigned by it to the Notes.

10.4        CURRENCY CONVERSION OF CLASS A NOTES - AUTHORISED INVESTMENTS

            For the purposes of paragraph 1(b) of the Second Schedule to the Trust Deed, the outstanding principal balance of any Class A Notes will be converted to A$ at the A$ Exchange Rate.

10.5        NOTICES TO INVESTORS

            If A$ Notes become the subject of a dedicated page of the Reuters System (or other electronic market information system generally used in Australian financial markets), all notifications to holders of A$ Notes under the Trust Deed and this Sub-Fund Notice will be made on that dedicated page (instead of any other method of notice). In the absence of such an arrangement, notification to the holders of A$ Notes under this Sub-Fund Notice may be made in any manner permitted under the Trust Deed.

10.6        RECORD DATE

            For the purposes of clause 15.5(b) of the Trust Deed, the Register for the Sub-Fund will be closed by the Issuer Trustee for the purpose of calculating the Noteholder Entitlements in respect of the A$ Notes and Unitholder Entitlements in respect of the Sub-Fund on a Quarterly Payment Date from the close of business on the day which is 3 Banking Days prior to that Quarterly Payment Date and will reopen at the commencement of business on the Banking Day immediately after that date. Payments in respect of any such Noteholder Entitlement or Unitholder Entitlement will be made to the Noteholder or Unitholder recorded in the Register as at the time that the Register is closed in accordance with this clause.

10.7        RATINGS BY FITCH

            Notwithstanding paragraph 1(a) of the Second Schedule of the Trust Deed, an Authorised Investment which is cash may be held on an at call basis with a Bank rated at least F1 (rather than F1+) from Fitch.

EXECUTION

This Sub-Fund Notice is issued on behalf of MACQUARIE SECURITISATION LIMITED ABN 16 003 297 336 as MANAGER on the date set out above by:





.....................................        ....................................
Authorised Signatory                        Authorised Signatory


This Sub-Fund Notice is accepted on behalf of PERPETUAL TRUSTEES AUSTRALIA
LIMITED ABN 86 000 431 827 as ISSUER TRUSTEE on             by:





.....................................        ....................................
Authorised Signatory                        Authorised Signatory